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CALCULATION OF REGISTRATION FEE

Title of securitiese to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.0001 per share	21,705,426	$2.58	$55,999,999	$6,972

Warrants to purchase shares of Common Stock, par value $0.0001 per share(2)

Common Stock, par value $0.0001 per share, issuable upon exercise of Warrants	21,705,426	$2.86(2)	$62,077,518	$7,729

Total	43,410,852		$118,077,517	$14,701

(1)
The Company is offering for sale 21,705,426 shares of the Company's common stock at $2.58 per share, and warrants to purchase 21,705,426 shares of the Company's common stock at an exercise price of $2.86.

(2)
Pursuant to Rule 457(i) under the Securities Act, the registration fee for the warrants included in this offering is to be calculated on the basis of the offering price of the shares of Common Stock into which the warrants may be converted. No separate filing fee is required for the warrants.

Prospectus Supplement
(To Prospectus Dated November 13, 2017)

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221501

21,705,426 Shares of Common Stock

Warrants to Purchase 21,705,426 Shares of Common Stock

We are offering 21,705,426 shares of our common stock and warrants to purchase up to 21,705,426 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in combination, with one warrant to purchase one share of common stock for each share of common stock sold. The combined purchase price for each share of common stock and accompanying warrant is $2.58. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on The Nasdaq Global Select Market under the symbol "SGYP." The last reported sale price of our common stock on The Nasdaq Global Select Market on November 10, 2017 was $2.72 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

The warrants will become exercisable on the date of issuance, and will remain exercisable until November 15, 2019. The exercise price for the warrants initially will be $2.86 per whole share of common stock, and will be subject to adjustments as described herein.

	PER SHARE	PER WARRANT	TOTAL
Offering Price	$2.5700	$0.0100	$55,999,999
Underwriting Discounts and Commissions(1)	$0.1542	$0.0006	$3,360,000
Proceeds to us before expenses	$2.4158	$0.0094	$52,639,999

(1)
See "Underwriting" for details regarding other items of compensation to be received by the underwriter.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock and warrants is expected to be made on or about November 15, 2017.

Sole Book-Running Manager

Jefferies

The date of this prospectus supplement is November 13, 2017.

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock and warrant offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or the underwriter to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation of Documents by Reference" in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying

S-ii

prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to "we," "us," "our," "Synergy," "company" and similar designations refer, collectively, to Synergy Pharmaceuticals Inc. and, where appropriate, our subsidiaries. TRULANCE™ is a trademark of Synergy Pharmaceuticals Inc. Any other trademarks referred to in this prospectus supplement are the property of their respective owners. All rights reserved.

S-iii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this prospectus supplement and the accompanying prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan" and "would." For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus supplement and any accompanying prospectus. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

  ▪
  market conditions;

  ▪
  our liquidity and our expectations regarding our need for and ability to raise additional capital;

  ▪
  our dependence on the commercial success of TRULANCE;

  ▪
  our ability to compete with larger better financed pharmaceutical companies;

  ▪
  our uncertainty of developing a marketable product;

  ▪
  our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates;

  ▪
  our ability to obtain regulatory approvals;

  ▪
  our ability to maintain and protect intellectual property rights;

  ▪
  our ability to control product development costs;

  ▪
  our ability to attract and retain key employees;

  ▪
  healthcare reform measures could hinder or prevent the commercial success of TRULANCE or our other product candidates;

  ▪
  our ability to enter into new strategic collaborations;

  ▪
  our involvement in patent and other intellectual property litigation could be expensive and could divert management's attention;

  ▪
  our ability to make payments pursuant to the Loan Agreement;

  ▪
  our ability to comply with covenants in our Loan Agreement;

  ▪
  the possibility that there will be limited market acceptance for TRULANCE; and

  ▪
  changes in third-party reimbursement policies could adversely affect potential future sales of any of our products that are approved for marketing.

The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus supplement and any accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect.

S-iv

You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or such accompanying prospectus only. Because actual results or outcomes could differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and any accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the "Company," "we," "us" and "our" refer to Synergy Pharmaceuticals Inc. and its subsidiaries.

Business Overview

We are a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. We have pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. We discovered, are developing and control 100% worldwide rights to our proprietary uroguanylin based GI platform, which includes one commercial product, TRULANCE® (plecanatide), and a second product candidate, dolcanatide.

Our first and only commercial product, TRULANCE, is approved and marketed in the U.S., under the trademark name TRULANCE®, as a once-daily treatment for adults with chronic idiopathic constipation, or CIC. In clinical trials, TRULANCE helped improve stool consistency and provide more regular bowel movements. TRULANCE is the only prescription medication for CIC that can be taken once-daily, with or without food, at any time of the day. In addition, TRULANCE is the only prescription medication for CIC available in a convenient calendar pack that in our opinion is patient preferred versus a traditional pill bottle. We are also developing TRULANCE for the treatment of adults with irritable bowel syndrome with constipation (IBS-C). The U.S. Food and Drug Administration (FDA) has accepted for review our supplemental new drug application (sNDA) for IBS-C and the Prescription Drug User Fee Act (PDUFA) date is January 24, 2018.

TRULANCE is the first drug designed to replicate the function of uroguanylin. Uroguanylin, a guanylate cyclase-C (GC-C) receptor agonist, is thought to work in a pH-sensitive manner primarily in the small intestine to stimulate fluid secretion. Uroguanylin stimulates fluid secretion into the lumen of the intestinal tract and maintains stool consistency that is necessary for normal bowel function. With the exception of a single amino acid, TRULANCE is structurally identical to uroguanylin and is the only treatment that is thought to replicate the pH-sensitive activity of human uroguanylin. The single amino acid substitution results in improved (8x) binding affinity and therefore increases the potency of TRULANCE over uroguanylin.

CIC and IBS-C

CIC and IBS-C are chronic, functional GI disorders that afflict millions of people worldwide. An estimated 33 million adults suffer from CIC and 12 million adults suffer from IBS-C in the U.S. alone.

People with CIC have persistent symptoms of difficult-to-pass and infrequent bowel movements. In addition to physical symptoms including abdominal bloating and discomfort, CIC can adversely affect an individual's quality of life, including increasing stress levels and anxiety. Many patients attempt to manage CIC symptoms with improved diet, fiber, and over-the-counter laxatives; however, these options can be ineffective and may not provide long-term relief. For those patients with persistent symptoms, prescription therapy is recommended. Many patients taking prescription medications fail to respond to therapy, or suffer from treatment-related adverse events, such as nausea and diarrhea.

Irritable bowel syndrome (IBS) is characterized by recurrent abdominal pain associated with 2 or more of the following criteria: related to defecation, associated with a change in the frequency of stool, or associated with a change in the form (appearance) of the stool. IBS can be subtyped by the predominant stool form as measured by the Bristol Stool Form Scale (BSFS): constipation (IBS-C), diarrhea (IBS-D), or mixed (IBS-M). Those within the IBS-C subtype experience Bristol types 1 or 2 (hard or lumpy) stools more than 25 percent of the time they have an abnormal bowel movement, and Bristol types 6 or 7 (loose or watery) stools less than 25 percent of the time they have an abnormal bowel movement. Some of the IBS treatment approaches recognized by the American College of Gastroenterology (ACG), including specialized diets, fiber, and psychological interventions, may not always effectively address abdominal pain and discomfort experienced by these patients. While there are prescription drug options, not all patients find complete relief, and many struggle with adverse events.

TRULANCE for CIC

The FDA has approved TRULANCE for the treatment of adults with CIC. The efficacy and safety of TRULANCE was evaluated in the largest Phase 3 CIC clinical trials to date, which included more than 2,600 patients in two randomized, 12-week, double-blind, placebo-controlled studies of TRULANCE.

Over 12 weeks, patients treated with TRULANCE achieved a significantly greater efficacy responder rate — the primary endpoint defined by the FDA for regulatory approval in CIC — in both studies compared to placebo (Study 1: 21% vs. 10%; Study 2: 21% vs. 13%, p<0.005 for both studies). Efficacy responders were defined as patients who had at least three complete spontaneous bowel movements (CSBMs) in a given week and an increase of at least one CSBM over baseline in the same week for at least nine weeks out of the 12-week period, including at least three of the last four weeks.

Over 12 weeks, patients who received TRULANCE in both studies also had improvements as compared to placebo in stool frequency (as measured by the number of spontaneous bowel movements per week), stool consistency (as measured by the Bristol Stool Form Scale) and straining with bowel movements.

In an integrated analysis of both studies, diarrhea was the most common adverse reaction, reported in 5% of patients treated with TRULANCE compared to 1% of patients treated with placebo. Overall discontinuation rates were low among patients treated with TRULANCE and placebo (4% vs. 2%, respectively) and the most common adverse reaction leading to discontinuation was diarrhea (2% for TRULANCE compared to 0.5% in placebo).

The recommended adult dosage of TRULANCE is 3 mg taken orally, once daily, with or without food. TRULANCE can be swallowed whole or crushed in applesauce for those who are unable to swallow medication.

TRULANCE for IBS-C

On December 9, 2016, we announced top-line results from the first of two pivotal phase 3 trials evaluating the efficacy and safety of TRULANCE in 1,135 adult patients with irritable bowel syndrome with constipation (IBS-C). Preliminary analysis of the data indicates that both TRULANCE 3 mg and 6 mg doses met the study's primary endpoint showing statistical significance in the percentage of patients who were Overall Responders compared to placebo during the 12-week treatment period (21.5% in 3 mg and 24.0% in 6 mg dose groups compared to 14.2% in placebo; p=0.009 for 3 mg and p<0.001 for 6 mg).

The most common adverse event was diarrhea which occurred in 3.2% of patients in 3 mg and 3.7% of patients in 6 mg dose groups compared to 1.3% of placebo-treated patients. Four patients in the trial (0.4%) experienced serious adverse events but there was no imbalance across treatment groups in either incidences or individual serious adverse events. Overall, the rates of withdrawal from treatment because of an adverse event were low (1.9% in 3 mg and 1.8% in 6 mg dose groups compared to 0 in placebo) and discontinuations due to diarrhea were infrequent (0.8% in 3 mg and 1.6% in 6 mg dose groups compared to 0 in placebo).

On December 22, 2016, we announced top-line results from the second of two pivotal phase 3 trials evaluating the efficacy and safety of TRULANCE in 1,054 adult patients with IBS-C. Preliminary analysis of the data indicates that both TRULANCE 3 mg and 6 mg doses met the study's primary endpoint showing statistical significance in the percentage of patients who were Overall Responders compared to placebo during the 12-week treatment period (30.2% in 3 mg and 29.5% in 6 mg dose groups compared to 17.8% in placebo; p<0.001 for 3 mg and p<0.001 for 6 mg).

The most common adverse event was diarrhea which occurred in 5.4% of patients in 3 mg and 4.3% of patients in 6 mg dose groups compared to 0.6% of placebo-treated patients. Ten patients in the trial (<1.0%) experienced serious adverse events but there was no imbalance across treatment groups in either incidences or individual serious adverse events. Overall, the rates of withdrawal from treatment because of an adverse event were low (2.6% in 3 mg and 2.3% in 6 mg dose groups compared to 0.8% in placebo) and discontinuations due to diarrhea were infrequent (1.7% in 3 mg and 1.2% in 6 mg dose groups compared to 0 in placebo).

The IBS-C pre-NDA meeting with the FDA was completed in September 2016. We submitted a sNDA for TRULANCE in IBS-C on March 24, 2017 and our PDUFA date is January 24, 2018.

Dolcanatide (SP-333)

Dolcanatide, our second product candidate, is being evaluated for inflammatory bowel disease (IBD). Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. We have demonstrated the potential anti-inflammatory role of uroguanylin and uroguanylin analogs in a number of preclinical colitis models. In these earlier animal studies, oral treatment with dolcanatide was shown to ameliorate DSS- and TNBS-induced acute colitis in murine models and ameliorate spontaneous colitis in T-cell receptor alpha knockout mice.

In January 2016, we announced positive proof-of-concept with dolcanatide in a phase 1b trial evaluating 28 patients with mild-to-moderate ulcerative colitis.

In November 2014, we reported successful proof-of-concept with dolcanatide in a double-blind, placebo-controlled phase 2 trial in 289 patients with opioid induced constipation ("OIC"), demonstrating the utility of our uroguanylin based GI platform in OIC.

Corporate Information

We were incorporated in Florida in November 2005 under the name of Pawfect Foods, Inc. On July 14, 2008, we acquired 100% of the common stock of Synergy Pharmaceuticals, Inc., a Delaware corporation, or Synergy DE, under the terms of an Exchange Agreement between us, Callisto Pharmaceuticals, Inc., or Callisto, Synergy DE and certain other holders of Synergy DE common stock. On February 14, 2012, we changed our state of incorporation from Florida to Delaware by merging with and into Synergy DE.

Our principal executive office is located at 420 Lexington Avenue, Suite 2012, New York, New York 10170. Our telephone number is (212) 297-0020 and our website address is www.synergypharma.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 THE OFFERING

Common stock offered by us	21,705,426 shares
Warrants offered by us

Warrants to purchase up to 21,705,426 shares of common stock offered in combination with the shares of common stock offered hereby. The warrants will become exercisable on the date of issuance, and will remain exercisable until November 15, 2019.

The initial exercise price for the warrants will be $2.86 per whole share of common stock.

The exercise price will be subject to certain further adjustments as described herein. For more information, see the section entitled "Description of Securities We Are Offering — Warrants" on page S-13 of this prospectus supplement. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	246,660,367 shares
Use of proceeds

We intend to use the net proceeds from this offering to fund our commercialization activities related to TRULANCE and for working capital and other general corporate purposes. We may also use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See "Use of Proceeds" on page S-10.

Risk factors

See "Risk Factors" beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

Listing	Our common stock is listed on The Nasdaq Global Select Market under the symbol "SGYP."

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

The number of shares of common stock outstanding after this offering is based on 224,954,941 shares outstanding as of September 30, 2017, and excludes:

  ▪
  28,487,291 shares of our common stock issuable upon exercise of outstanding stock options under our 2008 Equity Compensation Incentive Plan at a weighted average exercise price of $3.91 per share, with 1,512,709 shares remaining available for future grant under such plan;

  ▪
  9,000,000 shares of common stock available for future grant under our 2017 Equity Incentive Plan;

  ▪
  323,500 shares of our common stock issuable upon exercise of outstanding stock options under our 2009 Director Stock Option Plan, at a weighted average exercise price of $2.98 per share, with 176,500 shares remaining available for future grant under such plan;

  ▪
  869,688 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.34 per share; and

  ▪
  5,981,672 shares of our common stock issuable upon conversion of the principal of our outstanding convertible notes at a conversion price of $3.11 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Common Stock and this Offering

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If our common stock price does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock issuable upon exercise of the warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

The combined offering price of our common stock and accompanying warrants is substantially higher than our net tangible book value per share of common stock. After giving effect to the sale of 21,705,426 shares of our common stock and accompanying warrants in this offering at the combined offering price of $2.58 per share and warrant and based on our net tangible book value as of September 30, 2017, if you purchase shares of common stock and accompanying warrants in this offering you will suffer substantial and immediate dilution of $2.37 per share in the net tangible book value of the common stock. This dilution figure deducts the estimated offering expenses payable from the combined offering price. See "Dilution." In the past, we have issued options to acquire common stock at prices significantly below this combined offering price. To the extent shares are issued under outstanding options and warrants, you will incur further dilution.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering to fund our commercialization activities related to TRULANCE and for working capital and other general corporate purposes. We may also use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See "Use of Proceeds" on page S-10. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including:

  ▪
  the commercial performance of TRULANCE in the U.S.;

  ▪
  any third-party coverage and reimbursement policies for TRULANCE;

  ▪
  market conditions in the pharmaceutical and biotechnology sectors;

  ▪
  our ability to execute our business plan;

  ▪
  announcements regarding regulatory developments with respect to our product candidates;

  ▪
  announcements concerning product development results, including clinical trial results, or intellectual property rights of others;

  ▪
  developments, litigation or public concern about the safety of TRULANCE or our potential products;

  ▪
  our issuance of additional securities, including debt or equity or a combination thereof, necessary to fund our operating expenses;

  ▪
  announcements of technological innovations or new products by us or our competitors;

  ▪
  loss of any strategic relationship;

  ▪
  industry developments, including, without limitation, changes in healthcare policies or practices or third-party reimbursement policies;

  ▪
  deviations in our operating results from any guidance we may provide or the estimates of securities analysts;

  ▪
  economic and other external factors effecting U.S. or global equity markets;

  ▪
  period-to-period fluctuations in our financial results;

  ▪
  our ability to make payments pursuant to the Loan Agreement;

  ▪
  our ability to comply with covenants in our Loan Agreement;

  ▪
  our ability to meet future funding milestones in our Loan Agreement; and

  ▪
  discussion of us or our stock price in the financial or scientific press or in online investor communities.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment in shares of common stock may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on any investment in shares of our common stock will only occur if the common stock price appreciates.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our common stock in the public market it may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the common stock of biotechnology and biopharmaceutical companies. These broad market fluctuations may cause the market price of our common stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of our securities. This risk is especially relevant for us because biotechnology and biopharmaceutical companies have experienced significant stock price volatility in recent years. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management's attention and resources, which could adversely affect our business.

Our quarterly and annual operating results may fluctuate significantly.

We expect our operating results to be subject to frequent fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

  ▪
  the level of underlying demand for TRULANCE in the U.S. and wholesalers' buying patterns;

  ▪
  the costs associated with commercializing TRULANCE in the U.S.;

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  variations in the level of expenses related to our development programs;

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  any excess or obsolete inventory or asset impairments and associated write-downs;

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  initiation or completion of clinical trials;

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  any intellectual property infringement lawsuit in which we may become involved;

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  regulatory developments affecting our product candidates;

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  our execution of any collaborative, licensing or similar arrangements, and the timing of payments under these arrangements;

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  any material lawsuit in which we may become involved; and

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  interest payments on our outstanding Notes.

If our operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002 related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting and a report by our independent auditors addressing these assessments. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. In 2017, we identified material weaknesses related to (i) the calculation of stock compensation expense for "marked to market" consultant options and (ii) account reconciliation controls related to accruals. Effective internal controls are necessary for us to produce reliable financial reports and are important to help preventing financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

Our certificate of incorporation and bylaws and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price, and the value of the Notes, to decline.

Our second amended and restated certificate of incorporation, as amended and our amended and restated bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders or holders of the Notes. We are authorized to issue up to 20,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock and the Notes. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our second amended and restated certificate of incorporation, as amended and our amended and restated bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder or holder of the Notes might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our second amended and restated certificate of incorporation, as amended and amended and restated bylaws and Delaware law, as applicable, among other things:

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  provide the board of directors with the ability to alter the bylaws without stockholder approval;

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  place limitations on the removal of directors; and

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  provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder," which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock for a three-year period following the date that such stockholder became an interested stockholder. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock and the value of the Notes to decline.

 USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of shares of our common stock and warrants in this offering will be approximately $52.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund our commercialization activities related to TRULANCE and for working capital and other general corporate purposes. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization effort, the progress of our drug candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our drug candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

 DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

 DILUTION

If you invest in our common stock and accompanying warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share and accompanying warrants you pay and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2017, was approximately $(1.7) million, or $(0.01) per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on September 30, 2017.

Our as adjusted net tangible book value is our net tangible book value plus the effect of the sale of 21,705,426 shares of common stock and accompanying warrants to purchase 21,705,426 shares of common stock in this offering at the combined offering price of $2.58, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This amount represents an immediate increase in as adjusted net tangible book value of $0.21 per share to our existing stockholders, and an immediate dilution of $2.37 per share to new investors participating in this offering.

Combined offering price per share and warrant		$2.58
Net tangible book value per share as of September 30, 2017	$(0.01)
Increase per share attributable to sale of shares of common stock in this offering(1)	0.22

As adjusted net tangible book value per share after this offering(1)		0.21

Dilution per share to new investors(1)		$2.37

(1)
For purposes of this calculation, warrants issued in this offering were recorded as equity. We are currently evaluating the proper accounting for the warrants.

The number of shares of common stock outstanding after this offering is based on 224,954,941 shares outstanding as of September 30, 2017, and excludes:

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  28,487,291 shares of our common stock issuable upon exercise of outstanding stock options under our 2008 Equity Compensation Incentive Plan at a weighted average exercise price of $3.91 per share, with 1,512,709 shares remaining available for future grant under such plan;

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  9,000,000 shares of common stock available for future grant under our 2017 Equity Incentive Plan;

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  323,500 shares of our common stock issuable upon exercise of outstanding stock options under our 2009 Director Stock Option Plan, at a weighted average exercise price of $2.98 per share, with 176,500 shares remaining available for future grant under such plan;

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  869,688 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $5.34 per share; and

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  5,981,672 shares of our common stock issuable upon conversion of the principal of our outstanding convertible notes at a conversion price of $3.11 per share.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Holders of our common stock are entitled to one vote per share. Our Second Amended and Restated certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities.

The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant.

Duration and Exercise Price.    The warrants offered hereby will entitle the holders thereof to purchase up to 21,705,426 shares of common stock at an initial exercise price of $2.86 per share. The warrants will be immediately exercisable upon issuance, and will expire at 11:59 p.m. on the second anniversary of the date of issuance. The warrants will be issued initially in book-entry form only. After the exercise period, holders of the warrants will have no further rights to exercise the warrants.

Exercisability.    The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice. Within one trading day following an exercise of any warrant, the holder shall deliver payment to us for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder's warrants up to 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.    If, at the time a holder exercises its warrant, there is no effective registration statement, or the prospectus relating to this offering is not available, for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrant. In the event we do not have an effective registration statement at the time of exercise of the warrants, there is no circumstance that would require us to net cash settle the warrants in lieu of issuing warrant shares.

No Fractional Shares.    No fractional shares of common stock will be issued upon exercise of the warrants. If there is a fractional share issuable upon exercise, it will be rounded up to the nearest whole share.

Fundamental Transactions.    In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, the sale, assignment, transfer, conveyance or other disposition of all or substantially all of our properties or assets, or the properties or assets of any of our "significant subsidiaries," certain tender offers and exchange offers, the consummation of certain stock or share purchase agreements and other business combinations, or the reorganization, recapitalization or reclassification of our common stock, then the successor entity in such transaction will assume in writing all of our obligations under the warrant pursuant to written agreements in form and substance reasonably satisfactory to the holders, including agreements to deliver to the holders in exchange for the warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of our common stock acquirable and receivable upon exercise of the warrants prior to such fundamental transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock. Upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each of our shares of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, such number of shares of publicly traded common stock (or its equivalent) of the successor or acquiring entity or of our company, if it is the surviving corporation. In addition, in the event of a fundamental transaction, we or any successor entity shall, at the request of the holder delivered within certain time periods specified in the warrants, purchase such warrants from the holders for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model described in the warrants.

Certain Adjustments.    The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including issuance of securities below the exercise price, stock dividends, stock splits, combinations and reclassifications of our common stock.

Transferability.    Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing.    There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Authorized Shares.    During the period the warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the warrants upon the exercise of the warrants.

Right as a Stockholder.    Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments.    Any term of the warrants issued in the offering may be amended or waived with our written consent only if we have obtained the written consent of the holder.

Enforceability of Rights by Holders of Warrants.    Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
TO NON-U.S. HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition pursuant to this offering, ownership and disposition of common stock and warrants. This summary deals only with common stock and warrants held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")) and does not discuss the U.S. federal income tax considerations applicable to a holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to:

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  a dealer in securities or currencies,

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  a broker-dealer,

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  a bank or other financial institution,

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  a qualified retirement plan, individual retirement plan or other tax-deferred account,

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  a regulated investment company,

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  a real estate investment trust,

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  a tax-exempt organization,

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  an insurance company,

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  a person holding common stock or warrants as part of a hedging, integrated, conversion, or straddle transaction,

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  a trader in securities that has elected the mark-to-market method of accounting,

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  a person that received such common stock or warrants in connection with the performance of services,

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  a corporation that accumulates earnings to avoid U.S. federal income tax,

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  U.S. Holders (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; and

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  a U.S. expatriate or former U.S. citizen or long-term resident.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds common stock or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock or warrants is urged to consult its own tax advisors.

This summary is based upon provisions of the Code, its legislative history, applicable U.S. Treasury regulations promulgated thereunder, published rulings, and judicial decisions, all as in effect as of the date hereof. We have not sought, and will not seek, any ruling from the Internal Revenue Service, or IRS, with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained. Those authorities may be repealed, revoked or modified, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to stockholders in light of their personal circumstances, and does not address any state, local, foreign, gift, or alternative minimum tax considerations.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, ESTATE, GIFT AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK AND WARRANTS IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND THE APPLICATION OF ANY INCOME TAX TREATY.

Allocation of Purchase Price Between Common Stock and Warrants to Purchase Our Common Stock

Each share of common stock will be issued together with a warrant, and each holder of our common stock and warrants must allocate the purchase price paid by such holder for our common stock and a warrant between the share of common stock and the warrant based on the relative fair market value of each. This allocation will establish a holder's initial tax basis for U.S. federal income tax purposes in their shares of common stock and warrants. For purposes of financial statement reporting in accordance with generally accepted accounting principles, we have allocated $2.57 of the purchase price to the share of common stock and $0.01 of the purchase price for each unit to the warrant. Our allocation of the purchase price for each unit between the share of common stock and the warrant is not binding on the IRS or the courts, and no assurance can be given that the IRS or the courts will agree with such allocation.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. For purposes of this discussion, a "U.S. holder" is a beneficial holder of common stock or warrants that is for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions on Our Common Stock.    As described under the heading "Dividend Policy," we have never declared or made any cash distribution in respect of our common stock, and we do not intend to make such a distribution in the foreseeable future. If we make, or are deemed to make, distributions of cash or other property with respect to our common stock or warrants (including deemed dividends described above under "Constructive Dividends on Warrants"), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated, first, as a return of capital to the extent of the U.S. holder's tax basis in the common stock and, therefore, as gain from the sale or exchange of the common stock, which will be treated as described under the section entitled "Disposition of Our Common Stock or Warrants" below. Subject to applicable limitations, dividends paid to certain non-corporate U.S. holders will be "qualified dividend income" taxable at rates applicable to long-term capital gain. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the U.S. holder meets certain holding period and other applicable requirements.

Taxable Disposition of Our Common Stock or Warrants.    For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of our common stock or warrants (which does not include an exercise of our warrants) will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder's holding period in the common stock exceeds one year. The amount of the gain or loss will equal the difference between the U.S. holder's tax basis in the common stock or warrants, as applicable, that are disposed and the amount realized on the disposition. If a warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such U.S. holder's tax basis in the warrant.

Long-term capital gains recognized by non-corporate U.S. holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Warrants.    In general, a U.S. holder will not be required to recognize income, gain or loss upon the exercise of a warrant by payment of the exercise price. A U.S. holder's tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. holder's tax basis in the warrant and (2) the exercise price of the warrant. A U.S. holder's holding period in the stock received upon exercise will commence on the day after such U.S. holder exercises the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange.

Certain Adjustments to the Warrants.    Under Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of our warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder's proportionate interest in our "earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of our warrants should generally not result in a constructive distribution.

Additional Tax on Net Investment Income.    Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on "net investment income," which includes, among other items of income, dividend income on and net gain from the disposition of our warrants or common stock.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder on our common stock or the warrants, and to the proceeds of the sale, exchange or other disposition of our common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability by timely filing a U.S. federal income tax return with the IRS.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. For purposes of this discussion a "non-U.S. holder" is a beneficial owner of common stock or warrants that is: (1) a nonresident alien individual, (2) a foreign corporation, or (3) a foreign estate or trust.

Constructive Dividends on Warrants.    If we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price of the warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder of the warrants to the extent of our earnings and profits, notwithstanding the fact that the non-U.S. holder would not receive a cash payment. If the exercise price were adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a non-U.S. holder.

Distributions on Our Common Stock and Constructive Dividends on Warrants.    As described under the heading "Dividend Policy," we have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. In the event that we do make, or are deemed to make, distributions of cash or other property with respect to our common stock or warrants (including deemed dividends described above under "Constructive Dividends on Warrants"), those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the holder's tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under the section entitled "Disposition of Our Common Stock or Warrants" below.

Distributions treated as dividends, (including deemed dividends on the warranty), if any, that are paid to a non-U.S. holder with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States subject to the discussion below regarding FATCA. In the case of any constructive dividend, it is possible that the U.S. federal tax on the constructive dividend would be withheld from shares of common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. Holder. Non-U.S. Holders who are subject to withholding tax under such circumstances should consult their tax advisers as to whether they can obtain a refund for all or a portion of the withholding tax.

If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. Such holder's agent will then be required to provide certification to us or our paying agent.

A non-U.S. holder of shares of common stock or warrants that wishes to claim the benefit of a reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder's qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty and does not timely file the required certification, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain from a sale, exchange or other disposition of our common stock or warrants unless: (i) that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the date of disposition or the holder's holding period for the disposed common stock or warrant, and certain other requirements are met. Although there can be no assurance, we believe that we are not and we do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes. Even if we are treated as a United States real property holding corporation, gain realized by a non-U.S. holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the non-U.S. holder owned, directly, indirectly and constructively (including by virtue of holding warrants), no more than 5% of our common stock at all times within the shorter of (x) the five-year period preceding the disposition or (y) the holder's holding period for the disposed common stock and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition of common stock or warrants is taxable because we are a United States real property holding corporation and, in the case of common stock, because your ownership of our common stock exceeds 5% or our common stock is not regularly traded on an established securities market, you will be taxed on such disposition generally in the manner applicable to United States persons and, in addition, a purchaser of your common stock or warrants may be required to withhold tax with respect to that obligation.

If a non-U.S. holder is described in clause (i) of the preceding paragraph, such non-U.S. holder will generally be subject to tax on the net gain derived from the disposition at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person, unless an applicable income tax treaty provides otherwise. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits. If a non-U.S. holder is an individual described in clause (ii) of the preceding paragraph, such non-U.S. holder will generally be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses even though such non-U.S. holder is not considered a resident of the United States, provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Exercise of Warrants.    In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. In general, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder's U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Information Reporting and Backup Withholding Tax.    We report to our non-U.S. holders and the IRS certain information with respect to any dividends we pay on our common stock, including the amount of dividends paid during each fiscal year, the name and address of the recipient, and the amount, if any, of tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder's conduct of a U.S. trade or business or withholding was reduced by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently, 28%). Backup withholding, however, generally will not apply to distributions on our common stock to a non-U.S. holder, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Backup withholding is not an additional tax but merely an advance payment, which may be credited against the tax liability of persons subject to backup withholding or refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Federal Estate Tax.    Individual Non-U.S. Holders and entities, the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock and warrants will be treated as U.S.-situs property subject to U.S. federal estate tax.

FATCA

Provisions of the Code commonly referred to as FATCA may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on shares of our common stock and, on or after January 1, 2019, the gross proceeds from the sale or other disposition of our shares of common stock or warrants received by a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Holders that hold their common shares of warrants through a foreign financial institution located in a foreign jurisdiction that has entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Depending on a holder's circumstances, a holder of our common stock or warrants, as applicable, may be entitled to a refund or credit in respect of some or all of any amount withholding under FATCA. However, even if a holder is entitled to a refund of any amount withheld under FATCA, the required procedures are complex and will significantly delay such holder's receipt of any withheld amounts.

 UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated November 13, 2017, between us and Jefferies LLC, as the sole book-running manager of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed, severally and not jointly, to purchase from us, the number of shares of common stock and warrants to purchase up to 21,705,426 shares of our common stock shown opposite its name below:

Underwriter	Number of Shares	Number of Warrants
Jefferies LLC	21,705,426	21,705,426

Total	21,705,426	21,705,426

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Each share of common stock is being sold together with a warrant to purchase one share of our common stock. The shares of common stock and warrants will be issued separately. There is no market through which the warrants may be sold and purchasers may not be able to resell the warrants purchased under this prospectus supplement. The underwriter has advised us that, following the completion of this offering, it currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock and accompanying warrants subject to its acceptance of shares of common stock and accompanying warrants from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock and accompanying warrants at the combined offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.092520 per share of common stock and $0.000360 per warrant. After the offering, the combined offering price, concession, and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the combined offering price, the underwriting discounts and commissions that we are to pay the underwriter, and the proceeds, before estimated expenses, to us in connection with this offering.

	Per Combined Share and Accompanying Warrant	Total
Combined offering price	$2.58	$55,999,999
Underwriting discounts and commissions paid by us	$0.1548	$3,360,000
Proceeds to us, before expenses	$2.4252	$52,639,999

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $225,000. We have also granted Jefferies LLC items of value that are deemed 1% in underwriting compensation for this offering in accordance with FINRA Rule 5110.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol "SGYP."

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

No Sales of Similar Securities

We have agreed that we will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the "Securities Act") relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Jefferies LLC for a period of 90 days after the date of this prospectus supplement.

Our officers and directors have agreed that they will not, subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Jefferies LLC for a period of 90 days after the date of this prospectus supplement.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter's web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  ▪
  the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions,

  ▪
  the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  ▪
  where required by law, the purchaser is purchasing as principal and not as agent, and

  ▪
  the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies LLC is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement and the accompanying prospectus are not disclosure documents for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, have not been lodged with the Australian Securities & Investments Commission and are only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either a:

  ▪
  "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

  ▪
  "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

  ▪
  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

  ▪
  to fewer 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

  ▪
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, the "2010 PD Amending Directive"), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  ▪
  a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  ▪
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

  ▪
  to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

  ▪
  where no consideration is given for the transfer; or

  ▪
  where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA ("FINMA"), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a "relevant person").

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Certain members of Sheppard, Mullin, Richter & Hampton LLP own an aggregate of 61,108 shares of our common stock. Covington & Burling LLP, New York, New York, is counsel to the underwriter in connection with this offering.

EXPERTS

The financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.synergypharma.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to "incorporate by reference" the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

  ▪
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  ▪
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

  ▪
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

  ▪
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

  ▪
  our Current Reports on Form 8-K filed on February 2, 2017, February 7, 2017, February 8, 2017, March 14, 2017, March 27, 2017, April 6, 2017, April 12, 2017, April 17, 2017, April 24, 2017, May 8, 2017, May 9, 2017, May 26, 2017, May 30, 2017, June 7, 2017, June 28, 2017, July 7, 2017, September 5, 2017, September 6, 2017 and November 1, 2017;

  ▪
  portions of our Proxy Statement on Schedule 14A filed on April 28, 2017 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

  ▪
  the description of our common stock contained in our Registration Statement on Form 8-A12B/A filed with the Commission on May 2, 2012, and any amendments or reports filed updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (212) 297-0020 or by writing to us at the following address:

Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170
Attn.: Gary S. Jacob, Ph.D.,
Chief Executive Officer

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

        This prospectus provides a general description of the securities we may offer. Each time we sell a particular class or series of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of our securities.

        Our common stock is presently listed on The NASDAQ Global Select Market under the symbol "SGYP." On November 10, 2017, the last reported sale price of our common stock was $2.72 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The NASDAQ Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers or through a combination of these methods on a continuous or delayed basis. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        Investing in our securities involves various risks. See "Risk Factors" contained or incorporated by reference herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading "Risk Factors". You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under "Where You Can Find More Information," before buying any of the securities being offered.

        This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

ii

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

Company References

        In this prospectus, "Synergy," "the Company," "we," "us," and "our" refer to Synergy Pharmaceuticals Inc., a Delaware corporation, unless the context otherwise requires.

iii

OUR BUSINESS

Business Overview

        We are a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. We have pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring and endogenous human GI peptide, for the treatment of GI diseases and disorders. We discovered, are developing and control 100% worldwide rights to our proprietary uroguanylin based GI platform, which includes one commercial product, TRULANCE® (plecanatide), and a second product candidate, dolcanatide.

        Our first and only commercial product, TRULANCE, is approved and marketed in the U.S., under the trademark name TRULANCE®, as a once-daily treatment for adults with chronic idiopathic constipation, or CIC. In clinical trials, TRULANCE helped improve stool consistency and provide more regular bowel movements. TRULANCE is the only prescription medication for CIC that can be taken once-daily, with or without food, at any time of the day. In addition, TRULANCE is the only prescription medication for CIC available in a convenient calendar pack that in our opinion is patient preferred versus a traditional pill bottle. We are also developing TRULANCE for the treatment of adults with irritable bowel syndrome with constipation (IBS-C). The U.S. Food and Drug Administration (FDA) has accepted for review our supplemental new drug application (sNDA) for IBS-C and the Prescription Drug User Fee Act (PDUFA) date is January 24, 2018.

        TRULANCE is the first drug designed to replicate the function of uroguanylin. Uroguanylin, a guanylate cyclase-C (GC-C) receptor agonist, is thought to work in a pH-sensitive manner primarily in the small intestine to stimulate fluid secretion. Uroguanylin stimulates fluid secretion into the lumen of the intestinal tract and maintains stool consistency that is necessary for normal bowel function. With the exception of a single amino acid, TRULANCE is structurally identical to uroguanylin and is the only treatment that is thought to replicate the pH-sensitive activity of human uroguanylin. The single amino acid substitution results in improved (8x) binding affinity and therefore increases the potency of TRULANCE over uroguanylin.

CIC and IBS-C

        CIC and IBS-C are chronic, functional GI disorders that afflict millions of people worldwide. An estimated 33 million adults suffer from CIC and 12 million adults suffer from IBS-C in the U.S. alone.

        People with CIC have persistent symptoms of difficult-to-pass and infrequent bowel movements. In addition to physical symptoms including abdominal bloating and discomfort, CIC can adversely affect an individual's quality of life, including increasing stress levels and anxiety. Many patients attempt to manage CIC symptoms with improved diet, fiber, and over-the-counter laxatives; however, these options can be ineffective and may not provide long-term relief. For those patients with persistent symptoms, prescription therapy is recommended. Many patients taking prescription medications fail to respond to therapy, or suffer from treatment-related adverse events, such as nausea and diarrhea.

        Irritable bowel syndrome (IBS) is characterized by recurrent abdominal pain associated with 2 or more of the following criteria: related to defecation, associated with a change in the frequency of stool, or associated with a change in the form (appearance) of the stool. IBS can be subtyped by the predominant stool form as measured by the Bristol Stool Form Scale (BSFS): constipation (IBS-C), diarrhea (IBS-D), or mixed (IBS-M). Those within the IBS-C subtype experience Bristol types 1 or 2 (hard or lumpy) stools more than 25 percent of the time they have an abnormal bowel movement, and Bristol types 6 or 7 (loose or watery) stools less than 25 percent of the time they have an abnormal bowel movement. Some of the IBS treatment approaches recognized by the American College of Gastroenterology (ACG), including specialized diets, fiber, and psychological interventions, may not always effectively address abdominal pain and discomfort experienced by these patients. While there are prescription drug options, not all patients find complete relief, and many struggle with adverse events.

TRULANCE for CIC

        The FDA has approved TRULANCE for the treatment of adults with CIC. The efficacy and safety of TRULANCE was evaluated in the largest Phase 3 CIC clinical trials to date, which included more than 2,600 patients in two randomized, 12-week, double-blind, placebo-controlled studies of TRULANCE.

        Over 12 weeks, patients treated with TRULANCE achieved a significantly greater efficacy responder rate—the primary endpoint defined by the FDA for regulatory approval in CIC—in both studies compared to placebo (Study 1: 21% vs. 10%; Study 2: 21% vs. 13%, p<0.005 for both studies). Efficacy responders were defined as patients who had at least three complete spontaneous bowel movements (CSBMs) in a given week and an increase of at least one CSBM over baseline in the same week for at least nine weeks out of the 12-week period, including at least three of the last four weeks.

        Over 12 weeks, patients who received TRULANCE in both studies also had improvements as compared to placebo in stool frequency (as measured by the number of spontaneous bowel movements per week), stool consistency (as measured by the Bristol Stool Form Scale) and straining with bowel movements.

        In an integrated analysis of both studies, diarrhea was the most common adverse reaction, reported in 5% of patients treated with TRULANCE compared to 1% of patients treated with placebo. Overall discontinuation rates were low among patients treated with TRULANCE and placebo (4% vs. 2%, respectively) and the most common adverse reaction leading to discontinuation was diarrhea (2% for TRULANCE compared to 0.5% in placebo).

        The recommended adult dosage of TRULANCE is 3 mg taken orally, once daily, with or without food. TRULANCE can be swallowed whole or crushed in applesauce for those who are unable to swallow medication.

TRULANCE for IBS-C

        On December 9, 2016, we announced top-line results from the first of two pivotal phase 3 trials evaluating the efficacy and safety of TRULANCE in 1,135 adult patients with irritable bowel syndrome with constipation (IBS-C). Preliminary analysis of the data indicates that both TRULANCE 3 mg and 6 mg doses met the study's primary endpoint showing statistical significance in the percentage of patients who were Overall Responders compared to placebo during the 12-week treatment period (21.5% in 3 mg and 24.0% in 6 mg dose groups compared to 14.2% in placebo; p=0.009 for 3 mg and p<0.001 for 6 mg).

        The most common adverse event was diarrhea which occurred in 3.2% of patients in 3 mg and 3.7% of patients in 6 mg dose groups compared to 1.3% of placebo-treated patients. Four patients in the trial (0.4%) experienced serious adverse events but there was no imbalance across treatment groups in either incidences or individual serious adverse events. Overall, the rates of withdrawal from treatment because of an adverse event were low (1.9% in 3 mg and 1.8% in 6 mg dose groups compared to 0 in placebo) and discontinuations due to diarrhea were infrequent (0.8% in 3 mg and 1.6% in 6 mg dose groups compared to 0 in placebo).

        On December 22, 2016, we announced top-line results from the second of two pivotal phase 3 trials evaluating the efficacy and safety of TRULANCE in 1,054 adult patients with IBS-C. Preliminary analysis of the data indicates that both TRULANCE 3 mg and 6 mg doses met the study's primary endpoint showing statistical significance in the percentage of patients who were Overall Responders compared to placebo during the 12-week treatment period (30.2% in 3 mg and 29.5% in 6 mg dose groups compared to 17.8% in placebo; p<0.001 for 3 mg and p<0.001 for 6 mg).

        The most common adverse event was diarrhea which occurred in 5.4% of patients in 3 mg and 4.3% of patients in 6 mg dose groups compared to 0.6% of placebo-treated patients. Ten patients in the trial (<1.0%) experienced serious adverse events but there was no imbalance across treatment groups in either incidences or individual serious adverse events. Overall, the rates of withdrawal from treatment because of an adverse event were low (2.6% in 3 mg and 2.3% in 6 mg dose groups compared to 0.8% in placebo) and discontinuations due to diarrhea were infrequent (1.7% in 3 mg and 1.2% in 6 mg dose groups compared to 0 in placebo).

        The IBS-C pre-NDA meeting with the FDA was completed in September 2016. We submitted a sNDA for TRULANCE in IBS-C on March 24, 2017 and our PDUFA date is January 24, 2018.

Dolcanatide (SP-333)

        Dolcanatide, our second product candidate, is being evaluated for inflammatory bowel disease (IBD). Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. We have demonstrated the potential anti-inflammatory role of uroguanylin and uroguanylin analogs in a number of preclinical colitis models. In these earlier animal studies, oral treatment with dolcanatide was shown to ameliorate DSS-and TNBS-induced acute colitis in murine models and ameliorate spontaneous colitis in T-cell receptor alpha knockout mice.

        In January 2016, we announced positive proof-of-concept with dolcanatide in a phase 1b trial evaluating 28 patients with mild-to-moderate ulcerative colitis.

        In November 2014, we reported successful proof-of-concept with dolcanatide in a double-blind, placebo-controlled phase 2 trial in 289 patients with opioid induced constipation ("OIC"), demonstrating the utility of our uroguanylin based GI platform in OIC.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. If we issue any debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  original issue discount, if any;

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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important United States federal income tax considerations.

        A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

        We currently have authorized 400,000,000 shares of common stock, par value $0.0001 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock. Holders of our common stock are entitled to such dividends as our Board of Directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

        We currently have authorized 20,000,000 shares of preferred stock, par value $0.001, none of which are outstanding. Any authorized and undesignated shares of preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        The rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

        We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the "debt securities." We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee; forms of the senior and subordinated indentures are included as an exhibit to the registration statement of which this prospectus is a part. The indentures do not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. The senior debt securities will have the same rank as all of our other indebtedness that is not subordinated. The subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement. In addition, the subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. Our Board of Directors will determine the terms of each series of debt securities being offered. This prospectus contains only general terms and provisions of the debt securities. The applicable prospectus supplement will describe the particular terms of the debt securities offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete note agreements and/or indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Warrants

        We may offer warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our Board of Directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Units

        We may offer units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

Corporate Information

        We were incorporated in Florida in November 2005 under the name of Pawfect Foods, Inc. On July 14, 2008, we acquired 100% of the common stock of Synergy Pharmaceuticals, Inc., a Delaware corporation, or Synergy DE, under the terms of an Exchange Agreement between us, Callisto Pharmaceuticals, Inc., or Callisto, Synergy DE and certain other holders of Synergy DE common stock. On February 14, 2012, we changed our state of incorporation from Florida to Delaware by merging with and into Synergy DE.

        Our principal executive office is located at 420 Lexington Avenue, Suite 2012, New York, New York 10170. Our telephone number is (212) 297-0020 and our website address is www.synergypharma.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities, will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this prospectus and any accompanying prospectus supplement about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will," "expect," "anticipate," "estimate," "intend," "plan" and "would." For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

        Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus and any accompanying prospectus supplement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

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  market conditions;

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  our liquidity and our expectations regarding our need for and ability to raise additional capital;

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  our dependence on the commercial success of TRULANCE;

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  our ability to compete with larger better financed pharmaceutical companies;

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  our uncertainty of developing a marketable product;

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  our expectations regarding clinical trials, the timing of clinical results, development timelines and regulatory filings and submissions for our product candidates;

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  our ability to obtain regulatory approvals;

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  our ability to maintain and protect intellectual property rights;

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  our ability to control product development costs;

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  our ability to attract and retain key employees;

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  healthcare reform measures could hinder or prevent the commercial success of TRULANCE or our other product candidates;

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  our ability to enter into new strategic collaborations;

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  our involvement in patent and other intellectual property litigation could be expensive and could divert management's attention;

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  our ability to make payments pursuant to the Loan Agreement;

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  our ability to comply with the covenants in our Loan Agreement;

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  the possibility that there will be limited market acceptance for TRULANCE; and

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  changes in third-party reimbursement policies could adversely affect potential future sales of any of our products that are approved for marketing.

        The foregoing list sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to on page of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for each of the periods presented, our deficiency of earnings to cover fixed charges. Our earnings were insufficient to cover fixed charges for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012.

	Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013		2012
			(in thousands)
Ratio of earnings to fixed charges		*		*		*		*		*		*

*
Our earnings were insufficient to cover fixed charges for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015, 2014, 2013 and 2012 was $(187.4) million, $(198.6) million, $(117.5) million, $(95.7) million, $(62.1) million, and $(39.4) million, respectively.

USE OF PROCEEDS

        Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, research and development, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

        Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

 DESCRIPTION OF CAPITAL STOCK

General

        The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Second Amended and Restated certificate of incorporation, as amended and our amended and restated bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Delaware General Corporation Law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our second amended and restated certificate of incorporation, as amended and our amended and restated bylaws.

        As of the date of this prospectus, our authorized capital stock consisted of 400,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 30, 2017, there were 224,954,941 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

        Holders of our common stock are entitled to one vote per share. Our Second Amended and Restated certificate of incorporation, as amended, does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors (the "Board") out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for the operation and expansion of our company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities.

        The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

        Our second amended and restated certificate of incorporation, as amended provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our second amended and restated certificate of incorporation, as amended and any certificates of designation that the Board may adopt. Prior to the issuance of shares of each series of preferred stock, the Board is required by the General Corporate Law of the State of Delaware (the "DGCL") and the second amended and restated certificate of incorporation, as amended to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

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  the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board;

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  the rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

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  whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

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  the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

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  the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of common stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

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  the voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board; and

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  the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Company, whether or not convertible into shares of stock with the Company.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

        The DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

        Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

        Certain provisions of our second amended and restated certificate of incorporation, as amended and amended and restated bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the second amended and restated certificate of incorporation, as amended and amended and restated bylaws and Delaware law, as applicable, among other things:

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  provide the board of directors with the ability to alter the bylaws without stockholder approval;

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  place limitations on the removal of directors; and

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  provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

        These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause our market price of our common stock to decline.

        Blank Check Preferred.    Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

        The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

        Advance Notice Bylaws.    The amended and restated bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the amended and restated bylaws do not give our Board of the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

        Interested Stockholder Transactions.    We are subject to Section 203 of the DGCL which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder," which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties as directors and our amended and restated certificate of incorporation will include such an exculpation provision. Our certificate of incorporation and by-laws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and by-laws will also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our second amended and restated certificate of incorporation, as amended, expressly authorizes us to carry directors' and officers' insurance to protect us, our directors, officers and certain employees for some liabilities. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and by-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

        Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our common stock is Philadelphia Stock Transfer, Inc.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be made;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

        Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and\

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  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

        The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Description of Debt Securities—Consolidation, Merger or Sale;"

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under "Description of Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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  to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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  extending the stated maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" below for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

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  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

        The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Senior Debt

7.5% Senior Convertible Notes due 2019

        On November 3, 2014, we closed a private offering of $200 million aggregate principal amount of 7.50% Convertible Senior Notes due 2019 (including the full exercise of the over-allotment option granted to the initial purchasers to purchase an additional $25 million aggregate principal amount of 7.50% Convertible Senior Notes due 2019, the "Notes"). The net proceeds from the offering were $187.3 million after deducting the initial purchasers' discounts and offering expenses. As of the date of this prospectus, there is $18.6 million aggregate principal amount of Notes issued and outstanding.

        The Notes are effectively subordinated to any of our future secured debt and any liabilities of our subsidiaries. The Notes rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to our trade payables and other future unsecured indebtedness that is not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding.

        The Notes are our unsecured, senior obligations and bear interest at a rate of 7.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2015. Accrued interest as of September 30, 2017 was $0.6 million. The Notes will mature on November 1, 2019, unless earlier purchased or converted. The holders of the Notes have the ability to require us to repurchase the Notes in whole or in part for cash in the event of a fundamental change, as defined in the indenture agreement. In such case, the repurchase price would generally be 100% of the principal amount of the Notes plus any accrued and unpaid interest.

        The Notes are convertible, at any time, into shares of our common stock at an initial conversion rate of 321.5434 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of $3.11 per share. The conversion rate may be subject to adjustment upon the occurrence of certain specified events as provided in the Indenture (the "Indenture") governing the

Convertible Senior Notes, dated November 3, 2014 between us and Wells Fargo Bank, National Association, as trustee. Adjustments to the conversion rate include stock dividends and distributions, splits and reverse splits, as well as the issuance of stock options, rights and warrants. Other adjustments to the conversion rate also include asset distributions and spin offs, and cash dividend and tender offers. Upon conversion of a Senior Convertible Note, we will settle the conversion obligation in unregistered shares of our common stock. We do not have the option to redeem the Notes prior to the Maturity Date.

        Without the consent of Holders of 66 2/3% of the aggregate principal amount of Notes outstanding, we shall not permit any of our subsidiaries to incur or repay any debt other than debt permitted by terms of the Indenture, nor declare or pay any dividend and make any equity distributions. The Indenture also provides for customary events of default, including, but not limited to, failure to pay the principal or interest on any Note, pay the fundamental change purchase price or deliver shares of common stock.

  Term Loan

        On September 1, 2017, we entered into a term loan agreement (the "Loan Agreement") with CRG Servicing LLC, as administrative agent and collateral agent ("Agent").

        The Loan Agreement provides for a $300.0 million term loan facility to us, $100.0 million of which was borrowed at closing (the "Initial Term Loan"). The Loan Agreement provides for future borrowings, subject to the satisfaction of certain financial and revenue milestones, including, as described in the Loan Agreement, the requirement to have certain minimum balance of cash and cash equivalents on hand as of January 31, 2018, and other borrowing conditions, as follows: (i) an additional $100.0 million on or before February 28, 2018 (the "Second Tranche Term Loan"), and (ii) up to two additional tranches of up to $50.0 million each on or before March 29, 2019 (together with the Initial Term Loan and the Second Tranche Term Loan, the "Term Loans"). We expect to use the proceeds of the Initial Term Loan and any remaining Term Loans for commercialization of TRULANCE and general working capital and general corporate purposes, including fees, costs and expenses incurred in connection with the Loan Agreement. The Term Loans have a maturity date of June 30, 2025, unless earlier prepaid.

        The Term Loans under the Loan Agreement bear interest at a rate equal to 9.50% per annum, with quarterly, interest-only payments until June 30, 2022, subject to extension through the maturity date upon our satisfaction of certain conditions. At our option, until June 30, 2019, a portion of the interest payments may be paid in kind, and thereby added to the principal. Following, the interest-only period, the Term Loans will amortize in equal quarterly installments unless entirely payable at maturity.

        The obligations under the Loan Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all of our tangible and intangible assets and our subsidiary, except for certain customary excluded property, and (ii) all of the capital stock owned by us and our subsidiary. The obligations under the Loan Agreement are guaranteed by our subsidiary and each of the Company's future direct and indirect subsidiaries (other than certain subsidiaries whose guarantee would result in material adverse tax consequences, subject to certain exceptions).

        The Loan Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Loan Agreement contains customary negative covenants limiting our and our subsidiary's ability, among other things, to incur future debt, grant liens, make investments, make acquisitions, make certain restricted payments and sell assets, subject to certain exceptions. In addition, the Loan Agreement requires us to comply with a minimum market capitalization covenant, maintain our status as a national exchange listed public company, a daily minimum liquidity covenant and an annual revenue requirement based on the sales of TRULANCE.

        The Term Loans may be prepaid by us at any time, subject to a prepayment premium of up to 40% of the principal amount, depending on the date of prepayment. Upon the occurrence of certain events relating to asset sales above a specified threshold or in the event of a change of control transaction, we may also be required to prepay all or a part of the outstanding principal and interest under the Loan Agreement in addition to the prepayment premium described above on the principal amount prepaid. Upon payment of the Term Loans at maturity or prepayment on any earlier date, a backend facility fee will apply to the amounts paid or prepaid.

        The Loan Agreement provides for events of default, including: (i) failure by us to timely make payments of principal or interest due under the Loan Agreement; (ii) failure by us to make payments of any other obligation under the Loan Agreement and other related agreements within three business days of it being due and payable; (iii) misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iv) failure by the Loan Parties to comply with the covenants under the Loan Agreement and other related agreements; (v) defaults in respect of payment of our and our subsidiary's other indebtedness above a certain amount; (vi) certain events of default or material breaches by any Loan Party under certain material contracts; (vii) events of default or material breaches of other indebtedness of the Loan Parties above a certain amount; (viii) insolvency or bankruptcy-related events with respect to us or any of our subsidiaries; (ix) certain undischarged judgments or unsatisfied settlements against us or our subsidiaries above a specified amount; (x) certain ERISA-related events with respect to us or our subsidiaries above a specified amount; (xi) the occurrence of a Change of Control (as defined in the Loan Agreement), (xii) the occurrence of a Material Adverse Change (as defined in the Loan Agreement), (xiii) certain security interests or liens under the loan documents ceasing to be, or being asserted by any Loan Party not to be, in full force and effect above a specified amount, (xiv) certain injunctions prohibiting the sale of certain of our products and (xv) certain de-listing events with respect to the NYSE or NASDAQ. If one or more events of default occurs and continues beyond any applicable cure period, the Agent may, with the consent of the lenders holding a majority of the Term Loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further Term Loans available and declare all of the obligations of the Loan Parties to be immediately due and payable.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreements and warrants may be modified;

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  United States federal income tax consequences of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

        While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When A Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we, nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

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  through agents to the public or to investors;

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  to underwriters for resale to the public or to investors;

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  negotiated transactions;

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  block trades;

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  directly to investors; or

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  through a combination of any of these methods of sale.

        As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

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  the name or names of any agents or underwriters;

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  the purchase price of the securities being offered and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any initial public offering price;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any securities exchanges or markets on which such securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

        If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

        Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

 LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC's rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC's public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC's website at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.synergypharma.com. The information on our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to "incorporate by reference" the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on May 10, 2017;

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed on August 9, 2017;

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  Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed on November 9, 2017;

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  Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 2, 2017, February 7, 2017, February 8, 2017, March 14, 2017, March 27, 2017, April 6, 2017, April 12, 2017, April 17, 2017, April 24, 2017, May 8, 2017, May 9, 2017, May 26, 2017, May 30, 2017, June 7, 2017, June 28, 2017, July 7, 2017, September 5, 2017, September 6, 2017 and November 1, 2017;

  •
  our Definitive Proxy Statement on Schedule 14A and amendment thereto filed with the SEC on April 28, 2017; and

  •
  the description of our common stock contained in the Registrant's Registration Statement on Form 8-A12B/A filed with the Commission on May 2, 2012.

        We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement

        You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (212) 297-0020 or by writing to us at the following address:

Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170
Attn.: Gary S. Jacob, Ph.D.,
Chief Executive Officer

21,705,426 Shares of Common Stock

Warrants to Purchase 21,705,426 Shares of Common Stock

Prospectus Supplement

Sole Book-Running Manager

Jefferies

November 13, 2017